UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2009

The Manitowoc Company, Inc.
 (Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments.

On March 26, 2009, The Manitowoc Company, Inc. (the “Company”) concluded that a material charge for impairment was required to reduce the carrying value of businesses required to be divested in conjunction with the acquisition of Enodis plc completed on October 27, 2008, as an agreement had been reached and signed on that date for the sale of the businesses required to be divested.  This charge will be reflected in the Company’s 2009 first quarter financial results.

The adjustments include a reduction in the book value of the company’s “Enodis Ice Group” line of business, operating under the Scotsman, Ice-O-Matic, Simag, Barline, Icematic, and Oref brand names. Manitowoc is required to divest the Enodis Ice Group as a condition of the U.S. Department of Justice and the European Commission’s clearance of the Enodis acquisition that was completed on October 27, 2008.

The final sales price for these assets is significantly below the value previously recorded on the company’s balance sheet at December 31, 2008. Under these circumstances, accounting rules require that the carrying value of these assets be adjusted to reflect current estimated market value. As a result, the company will recognize a non-cash goodwill impairment charge of approximately $30 million, which is in addition to the $175 million non-cash goodwill impairment charge previously disclosed relating to the Enodis Ice Group. Operating earnings are not impacted, as the Enodis Ice Group is reported as a discontinued operation.

We do not currently believe additional non-cash impairment charges related to the Enodis Ice Group will be recognized in future periods.  However, if such an additional charge were required, it could have a material effect on our consolidated financial statements.

Item 7.01  Regulation FD Disclosure.

On March 30, 2009, the Company issued a press release which, among other matters, previews the earnings per share from continuing operations for the first quarter of 2009 and the expected results for the full-year 2009, describes the agreement to sell the Enodis Ice Group, and addresses future compliance with debt covenants.  A copy of the Company’s press release is furnished as Exhibit 99.1 attached to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Press release dated March 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: March 31, 2009	/s/ Carl J. Laurino
Carl J. Laurino
Senior Vice President and Chief Financial Officer

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of March 26, 2009

Exhibit No.	Description	Furnished Herewith

99.1	Press Release dated March 30, 2009	X